                                     [LOGO]

                         9 WEST 57TH STREET, 40TH FLOOR
                            NEW YORK, NEW YORK 10019

                           OFFER TO PURCHASE FOR CASH

            UP TO 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01

                                       OF
                              CENDANT CORPORATION

                  AT A PURCHASE PRICE NOT GREATER THAN $22.50
                         NOR LESS THAN $19.75 PER SHARE

                                       BY
                           CENDANT STOCK CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                              CENDANT CORPORATION

----------------------------------------------------------------------
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
   MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 15, 1999, UNLESS THE OFFER
   IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   June 16, 1999

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

    In our capacity as Dealer Manager, we are enclosing the material listed below relating to the offer of Cendant Stock Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Cendant"), to purchase up to 50,000,000 shares of Cendant common stock, par value $.01 per share ("Shares"), at prices not greater than $22.50 nor less than $19.75 per share, net to the seller in cash, without interest thereon, as specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 16, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer").

    Purchaser will determine a single price per Share (not greater than $22.50 nor less than $19.75 per Share), net to the seller in cash, without interest thereon (the "Purchase Price"), that it will pay for Shares validly tendered and not properly withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. Purchaser will select the lowest Purchase Price that will allow it to purchase 50,000,000 Shares (or such lesser number of Shares as is validly tendered and not properly withdrawn at prices not greater than $22.50 nor less than $19.75 per Share). Purchaser will purchase all Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the proration provisions described in the Offer to Purchase. All Shares acquired in the Offer will be acquired at the Purchase Price. See Section 1 of the Offer to Purchase.

    The Purchase Price will be paid in cash, net to the seller, without interest thereon, with respect to all Shares purchased. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned, at Purchaser's expense to the shareholders who tendered such Shares. Purchaser reserves the right, in its sole discretion, to purchase more than 50,000,000 Shares pursuant to the Offer.

    THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6 OF THE OFFER TO PURCHASE.

    We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible. Purchaser will, upon request, reimburse you for reasonable and customary handling and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.  The Offer to Purchase dated June 16, 1999.

        2. The Letter of Transmittal for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares. .

        3. A letter to shareholders of Cendant from Henry R. Silverman, the Chairman, President and Chief Executive Officer of Cendant.

        4. The Notice of Guaranteed Delivery to be used to accept the Offer if Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., the Depositary by the Expiration Date (each as defined in the Offer to Purchase).

        5. A letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

        6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to federal backup withholding tax.

        7.  A return envelope addressed to the Depositary.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 15, 1999, UNLESS THE OFFER IS EXTENDED.

    Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager). Purchaser will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    As described in the Offer to Purchase, if more than 50,000,000 Shares (or such greater number of Shares as Purchaser may elect to purchase pursuant to the Offer) have been validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, Purchaser will purchase Shares validly tendered and not properly withdrawn in the following order of priority: (i) all Shares validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date by any shareholder who owned beneficially, as of the close of business on June 15, 1999 and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares reflecting interests in the Savings Plans (as defined in the Offer to Purchase)) and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and (ii) after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date on a pro rata basis.

    EACH OF THE RESPECTIVE BOARDS OF DIRECTORS OF PURCHASER AND CENDANT HAS APPROVED THE OFFER. HOWEVER, SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NONE OF PURCHASER, CENDANT, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EXCEPT AS SET FORTH IN SECTION 9 OF THE OFFER TO PURCHASE, PURCHASER AND CENDANT HAVE BEEN ADVISED THAT NONE OF THEIR RESPECTIVE DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

    Any questions or requests for assistance or additional copies of the enclosed materials may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                                      [LOGO]

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PURCHASER, CENDANT, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                       3